UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: February 27, 2014 (Date of earliest event reported)

MJ HOLDINGS, INC. (Exact name of registrant as specified in its charter)

NEVADA (State or other jurisdiction of incorporation)	333-167824 (Commission File Number)	20-8235905 (IRS Employer Identification No.)

4141 NE 2 Ave. #204-A Miami, FL 33137 (Address of principal executive offices and zip code)

(305) 455-1800 (Registrant's telephone number, including area code)

SECURITAS EDGAR FILINGS, INC.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendment and Restatement of Articles of Incorporation

On February 14, 2014, Securitas Edgar Filings, Inc., a Nevada corporation (the "Company"), filed amended and restated articles of incorporation with the Secretary of State of the state of Nevada to:

Amend Article 1, and change our name from Securitas Edgar Filings, Inc. to MJ Holdings, Inc.;

We amended Article 3, the purpose of the entity;

We authorized a class of preferred stock and increased the number of common stock we are authorized to issue to 95,000,000 from 50,000,000;

We added Article 5, which designates that the by-laws shall fix the number of seats on the Board of Directors;

We added Article 6, which states that except as provided in the Company's by-laws that written ballots are not required;

We added Article 7. which specifically elects to not be governed by NRS 78.411 to 78.444 inclusive.

We added Articles 8 and 9, which release directors from personal liability for breaches of fiduciary duty and indemnify our officers and directors, respectively;

We added Articles 10 and 11, which provide for the means by which the Company and its board of directors may adopt, amend or repeal provisions of its by-laws and articles of incorporation, respectively.

The full text of our amended and restated articles of incorporation is attached as Exhibit 3.1 to this Current Report on Form 8-K and our amended and restated articles of incorporation are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit Number	Description
3.1	Certificate of Amendment and Restatement of Articles of Incorporation Pursuant to Nevada Revised Statutes Section 78.403, as filed by MJ Holdings. Inc. (formerly Securitas Edgar Filings, Inc.) with the Secretary of State of the State of Nevada on February 14, 2014.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MJ HOLDINGS, INC.

By:	/s/ Shawn Chemtov
Shawn Chemtov
Chief Executive Officer

Dated: February 27, 2014

EXHIBIT INDEX

Exhibit Number	Description
3.1	Certificate of Amendment and Restatement of Articles of Incorporation Pursuant to Nevada Revised Statutes Section 78.403, as filed by MJ Holdings. Inc. (formerly Securitas Edgar Filings, Inc.) with the Secretary of State of the State of Nevada on February 14, 2014.